As filed with the Securities and Exchange Commission on November 18, 1999

                                           Registration Statement No. 333-88847

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                            Amendment No. 2 to

                                   Form S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------

                             iXL Enterprises, Inc.
            (Exact name of Registrant as specified in its charter)
        Delaware                     7373                 58-2234342
     (State or other           (Primary Standard       (I.R.S. Employer
     jurisdiction of              Industrial          Identification No.)
    incorporation or          Classification Code
      organization)                 Number)
                                --------------
                              1900 Emery St., NW
                               Atlanta, GA 30318
                                (800) 573-5544
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                --------------
                             U. BERTRAM ELLIS, JR.
                            Chief Executive Officer
                             iXL Enterprises, Inc.
                              1900 Emery St., NW
                               Atlanta, GA 30318
                                (404) 267-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                  Copies to:
          JAMES S. ALTENBACH                     GREGORY C. SMITH
           Minkin & Snyder                    Skadden, Arps, Slate,
          One Buckhead Plaza                    Meagher & Flom LLP
   3060 Peachtree Road, Suite 1100            525 University Avenue
          Atlanta, GA 30305                    Palo Alto, CA 94301
            (404) 261-8000                        (650) 470-4500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                --------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

Item 13. Other Expenses of Issuance and Distribution.

      The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by iXL. All amounts are estimates, other than the registration fee, the NASD fee, and the NASDAQ listing fee.

   Registration fee................................................. $   76,648
   NASD fee.........................................................     15,000
   NASDAQ listing fee...............................................     17,500
   Accounting fees and expenses.....................................     40,000
   Legal fees and expenses..........................................    250,000
   Director and officer insurance expenses..........................        --
   Printing and engraving...........................................    500,000
   Transfer Agent fees and expenses.................................     15,000
   Blue sky fees and expenses.......................................      5,000
   Miscellaneous expenses...........................................    200,852
                                                                     ----------
     Total.......................................................... $1,120,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

      iXL's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of iXL or is or was serving at the request of iXL as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by iXL to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits iXL to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that iXL shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by iXL for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Delaware General Corporation Law for officers and directors.

      Section 145 of the Delaware General Corporation Law provides, among other things, that iXL may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of iXL) by reason of the fact that the person is or was a director, officer, agent or employee of iXL or is or was serving at the iXL's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of iXL, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of iXL as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to iXL, unless the court believes that in light of all the circumstances indemnification should apply.

      The indemnification provisions contained in iXL's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, iXL maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 15. Recent Sales of Unregistered Securities.

      The following is a summary of transactions by iXL since its inception involving sales of iXL's securities that were not registered under the Securities Act of 1933.

      1. On April 12, 1996, iXL issued and sold 300 shares of common stock in a private placement to U. Bertram Ellis, Jr., James V. Sandry and James S. Altenbach, each a founder of iXL for an aggregate of $300 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      2. On April 30, 1996, iXL issued and sold 101,500 shares of its Class A Convertible Preferred Stock, in a private placement to eight investors for an aggregate of $10,150,000 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The eight investors were Kelso Investment Associates
V, L.P., Kelso Equity Partners V, L.P., U. Bertram Ellis, Jr., James V. Sandry, James S. Altenbach and three other investors.

      3. On April 30, 1996, iXL issued and sold 3,959,500 shares of common stock in a private placement to ten investors in connection with the acquisition of iXL Interactive Excellence, Inc., Creative Video Library, Inc., Creative Video, Inc. and Entrepreneur Television, Inc. Each of the investors was a stockholder of one of the acquired corporations. The issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      4. During the period from April 30, 1996 through September 30, 1999, iXL granted for no cash consideration options to purchase an aggregate of 26,955,164 shares of common stock to 1,589 employees pursuant to the IXL Holdings, Inc. 1996 Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act and under Section 4(2) of the Securities Act. Options issued for 17,414,662 shares of common stock cannot be exercised prior to the earlier of the registration of the underlying common stock under the Securities Act or six years from the date of issuance.

      5. On September 30, 1996, iXL issued and sold 10,000 shares of its Class A Convertible Preferred Stock for $1,000,000 in a private placement to U. Bertram Ellis, Jr., James V. Sandry and James S. Altenbach, and 25,000 shares of common stock for $25,000 in a private placement to one additional executive officer of iXL, each in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      6. On December 16, 1996, iXL issued and sold 50,000 shares of common stock in a private placement to one stockholder of Consumer Financial Network, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      7. On February 15, 1997, iXL issued and sold 40,000 shares of common stock in a private placement to two members of Webbed Feet, LLC in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      8. On April 4, 1997, iXL issued and sold 454,400 shares of its common stock in a private placement to one stockholder of The Whitley Group, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      9. From April 4, 1997 through August 29, 1997, iXL issued and sold an aggregate of 57,760 shares of its Class A Convertible Preferred Stock for an aggregate of $14,440,000 to 38 investors in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 38 investors were Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., six directors or executive officers of iXL and 30 other persons.

      10. On May 31, 1997, iXL issued and sold 3,416,700 shares of common stock, and warrants to purchase 230,900 shares of common stock in a private placement to 11 stockholders of BoxTop Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of securities was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      11. On July 28, 1997, iXL issued and sold 283,900 shares of common stock in a private placement to five stockholders of Swan Interactive Media, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      12. From December 17, 1997 through December 23, 1997, iXL issued and sold in a private placement to four investors (i) 83,075 shares of its Class B Convertible Preferred Stock, and warrants to purchase 10,650 shares of Class B Convertible Preferred Stock for an aggregate of $26,999,375 and (ii) 9,232 shares of its Class C Convertible Preferred Stock, for an aggregate of $3,000,400 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were Chase Venture Capital Associates, L.P., Flatiron Partners, LLC, Greylock IX Limited Partnership and General Electric Capital Corporation.

      13. On January 23, 1998, iXL issued and sold 271,356 shares of common stock in a private placement to two stockholders of Small World Software, Inc. in connection with the acquisition of that corporation. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      14. On February 5, 1998, iXL issued and sold 344,270 shares of common stock in a private placement to 18 members of Green Room Productions, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      15. From February 19, 1998 through February 27, 1998, iXL issued and sold in a private placement an aggregate of (a) 3,192 shares of its Class A Convertible Preferred Stock and (b) 15,692 shares of its Class B Convertible Preferred Stock plus warrants to purchase 1,810 shares of Class B Convertible Preferred Stock for an aggregate of $6,137,300 to 13 investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were Mellon Ventures II, L.P., Thomson U.S. Inc. and 11 other persons who were either then executive officers or employees of iXL, family members of executive officers or employees of iXL or existing stockholders of iXL.

      16. On March 27, 1998, iXL issued and sold 266,000 shares of common stock in a private placement to Continental Communications Group, Inc. in connection with the acquisition of certain assets of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      17. On May 8, 1998, iXL issued and sold 155,200 shares of common stock in a private placement to five stockholders of Spin Cycle Entertainment, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      18. On May 12, 1998, iXL issued and sold 195,834 shares of common stock in a private placement to three stockholders of InTouch Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      19. On May 12, 1998, iXL issued and sold 359,584 shares of common stock in a private placement to four stockholders of Digital Planet in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      20. On May 14, 1998, iXL issued and sold 740,000 shares of common stock in a private placement to two stockholders of Micro Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      21. On May 20, 1998, iXL issued and sold an aggregate of 539 shares of Class A Convertible Preferred Stock in a private placement to four investors for an aggregate consideration of $175,175. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      22. From June 29, 1998 through September 18, 1998, iXL issued and sold an aggregate of 4,300 shares of Class A Convertible Preferred Stock in a private placement to 53 investors, including David E. Clauson and William C. Nussey, for an aggregate consideration of $4,300,000. This issuance was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      23. On July 2, 1998, iXL issued and sold 877,898 shares of common stock in a private placement to six stockholders of CommerceWAVE, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      24. On July 8, 1998, iXL issued and sold 50,000 shares of common stock in a private placement to two stockholders of Wissing & Laurence, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      25. On July 16, 1998, iXL issued and sold 200,000 shares of common stock in a private placement to two stockholders of 601 Design, Inc. in connection with the acquisition by iXL of certain assets of the 601 Design business. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      26. On July 22, 1998, iXL issued and sold 378,999 shares of common stock in a private placement to six stockholders of Image Communications, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      27. On July 28, 1998, iXL issued and sold 37,107 shares of common stock in a private placement to two Spanish stockholders of Campana New Media, S.L. and The Other Media, S.L. This issuance of common stock was made in reliance on
Section 4(2) of the Securities Act or, in the alternative, on the Securities Act not being applicable to this transaction.

      28. On July 30, 1998, iXL issued and sold 674,132 shares of common stock in a private placement to two stockholders of Spinners Incorporated in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      29. From August 14, 1998 through August 31, 1998, iXL issued and sold an aggregate of 35,700 shares of Class D Nonvoting Preferred Stock, par value $.01 per share, in a private placement to 10 accredited investors for an aggregate consideration of $35,700,000 in reliance on Section 4(2) of the Securities Act. The investors were CB Capital Investors, LP, The Flatiron Fund 1998/99, LLC, Friends of Flatiron, LLC, Mellon Ventures II, L.P., Thomson U.S. Inc., General Electric Capital Corporation, Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., U. Bertram Ellis, Jr. and James S. Altenbach.

      30. On September 4, 1998, iXL issued and sold 762,622 shares of common stock in a private placement to two stockholders of Tekna, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      31. On September 7, 1998, iXL issued and sold 321,428 shares of common stock in a private placement to four German stockholders of LAVA Gesellschaft fur Digitale Medien GmbH in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act or, in the alternative, on the Securities Act not being applicable to this transaction.

      32. On September 9, 1998, iXL issued and sold 113,823 shares of common stock and warrants to purchase 9,106 shares of common stock in a private placement to four securities holders of Larry Miller Productions, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      33. On September 10, 1998, iXL issued and sold 42,852 shares of common stock in a private placement to one British stockholder of Denovo New Media Limited in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act or in the alternative, on the Securities Act not being applicable to this transaction.

      34. On September 10, 1998, iXL issued and sold 275,000 shares of common stock in a private placement to one stockholder of Exchange Place Solutions, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      35. On September 18, 1998, iXL issued and sold 271,787 shares of common stock in a private placement to three stockholders of Pantheon Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      36. On September 18, 1998, iXL issued and sold 269,421 shares of common stock in a private placement to six members of Two-Way Communications, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      37. On September 22, 1998, iXL issued and sold 701,375 shares of common stock in a private placement to one member of NetResponse, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      38. On September 23, 1998, iXL issued and sold 358,551 shares of common stock in a private placement to one stockholder of Ionix Development Corporation in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      39. On September 24, 1998, iXL issued and sold 378,066 shares of common stock in a private placement to three stockholders of Pequot Systems, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      40. On October 15, 1998, iXL issued and sold 2,000 shares of common stock in a private placement to one investor in connection with a joint marketing relationship. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act.

      41. On December 14, 1998, iXL issued for no cash consideration warrants to purchase 500,000 shares of common stock in a private placement to General Electric Capital Corporation in reliance on Section 4(2) of the Securities Act.

      42. During the period from December 10, 1998 through September 30, 1999, iXL granted for no cash consideration options to purchase an aggregate of 665,964 shares of common stock to 33 non-employee directors or consultants of iXL pursuant to the iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Options issued for 451,064 shares of common stock cannot be exercised prior to the earlier of the registration of the underlying common stock under the Securities Act or six years from the date of issuance.

      43. On December 31, 1998, iXL issued for no cash consideration warrants to purchase 500,000 shares of common stock in a private placement to Delta Air Lines, Inc., in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. These warrants were issued in connection with a services agreement between iXL, Inc. and Delta Air Lines, Inc.

      44. From January 15, 1999 through January 19, 1999, iXL issued and sold 22,825 shares of Class A Convertible Preferred Stock in a private placement to Greystone Capital Partners I, L.P., Trigon Healthcare, Inc., Cox Technology Investments, Inc., General Electric Capital Assurance Company and 23 other investors, for an aggregate consideration of $22,825,000 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      45. On May 3, 1999, iXL issued for no cash consideration warrants to purchase 1,000,000 shares of common stock in a private placement to GE Capital Equity Investments, Inc. in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These warrants were issued in connection with a services agreement between iXL-New York, Inc. and General Electric Capital Corporation.

      46. On June 8, 1999, iXL issued to GE Capital Equity Investments, Inc. and General Electric Pension Trust (1) 2,000,000 shares of common stock for cash consideration of $24,000,000 and (2) warrants to purchase 1,500,000 shares of common stock (for no cash consideration), each in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      47. During the period from February 3, 1999 through September 30, 1999, iXL granted for no cash consideration options to purchase an aggregate of 5,188,267 shares of common stock to 759 employees pursuant to the iXL Enterprises, Inc. 1999 Stock Option Plan in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. These options cannot be exercised prior to the registration of the underlying common stock under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

      a. Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
   1.1   Form of U.S. Purchase Agreement

   1.2   Form of International Purchase Agreement

   2.1   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video Library, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video Library, Inc.+

   2.2   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video, Inc.+

   2.3   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., IXL Interactive Excellence, Inc. and its stockholders for the purchase of all of the issued and outstanding Stock of IXL Interactive
         Excellence, Inc.+

   2.4   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Entrepreneur Television, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Entrepreneur Television, Inc.+

   2.5 Purchase and Sale Agreement, dated as of June 5, 1996, by and among IXL Acquisition Corp., Memphis On Line, Inc. Southern On Line Systems,
         Inc., and Southern Tel Supply, Inc.+

   2.6 Agreement and Plan of Merger, dated as of December 13, 1996, by and among IXL Merger Corp., the Registrant, Consumer Financial Network,
         Inc., Mellett, Reene & Smith, LLC, Derek V. Smith, Michael W. Reene and Edwin R. Mellett.+

   2.7 Asset Purchase Agreement, dated as of February 14, 1997, by and between iXL Enterprises, Inc., iXL, Inc., Webbed Feet, LLC, F. Blair
         Schmidt-Fellner and Michael Brendon Dowdle.+

   2.8 Agreement and Plan of Merger, dated as of April 4, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. II, Inc., The Whitley
         Group, Inc. and William C. Whitley.+

   2.9 Agreement of Plan of Merger, dated as of May 30, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. III, Inc., BoxTop Interactive,
         Inc., and the Shareholders of Boxtop Interactive, Inc.+

   2.10 Agreement and Plan of Merger, dated as of July 28, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. IV, Inc., Mark
         Swanson, N. Blake Patton, Marc Sirkin, Edwin Davis, Estate of
         Robert H. Kriebel and Swan Interactive Media, Inc.+

   2.11 Agreement and Plan of Merger, dated as of January 23, 1998, by and between iXL Enterprises, Inc., iXL-New York, Inc., Small World
         Software, Inc., and the Shareholders of Small World.+

   2.12 Asset Purchase Agreement, dated as of February 5, 1998, by and between iXL Enterprises, Inc., iXL-San Francisco, Inc., Green Room
         Productions, L.L.C. and the Controlling Members.+

   2.13 Asset Purchase Agreement, dated as of March 27, 1998, by and between iXL Enterprises, Inc., iXL-Denver, Inc., Continental Communications
         Group, Inc., d/b/a Customer Communications Group, Inc. and John R.
         Klug.+

   2.14 Agreement and Plan of Merger, dated as of May 4, 1998, by and between iXL Enterprises, Inc., iXL-New York, Inc., Micro Interactive, Inc. and the Micro Shareholders.+

   2.15 Agreement and Plan of Merger, dated as of May 8, 1998, by and between iXL Enterprises, Inc., iXL-Los Angeles, Inc., Spin Cycle Entertainment and the SCE Shareholders.+

   2.16 Agreement and Plan of Merger, dated as of May 12, 1998, by and between iXL Enterprises, Inc., iXL-Los Angeles, Inc., Digital Planet and the
         Digital Shareholders.+


 Exhibit
 Number                                Description
 -------                               -----------
   2.17  Agreement and Plan of Merger, dated as of May 12, 1998, by and between
         InTouch Interactive, Inc., iXL Enterprises, Inc., iXL-Charlotte, Inc.,
         and the InTouch Shareholders.+

   2.18 Share Sale and Purchase Agreement dated as of 11 May, 1998 between, iXL London Limited, and Derek Scanlon.+

   2.19 Agreement and Plan of Merger, dated as of July 2, 1998, by and between CommerceWAVE, Inc., iXL Enterprises, Inc., iXL-San Diego, Inc., and the CommerceWAVE shareholders.+

   2.20 Agreement and Plan of Merger, dated as of July 8, 1998, by and between iXL Enterprises, Inc., iXL-New York, Inc., Wissing & Laurence, Inc.
         and the W&L Shareholders.+

   2.21  Asset Purchase Agreement, dated as of July 16, 1998, by and among
         Robert Ortiz and John Tierney, iXL Enterprises, Inc. and iXL-New York,
         Inc.+

   2.22 Agreement and Plan of Merger, dated as of July 22, 1998, by and between Image Communications, Inc., iXL Enterprises, Inc., iXL-DC,
         Inc., and the Image Shareholders.+

   2.23  Share Purchase Agreement, dated as of July 28, 1998, by and among iXL
         Enterprises, Inc., iXL-Madrid, S.A., Campana New Media, S.L, The Other
         Media, S.L., the Campana Companies Beneficial Owners and the Campana
         Companies Shareholders.+

   2.24 Agreement and Plan of Merger, dated as of July 30, 1998, by and among Spinners Incorporated, iXL Enterprises, Inc., iXL-Boston, Inc. and the
         Spinners Shareholders.+

   2.25 Agreement and Plan of Merger, dated as of September 4, 1998, by and among iXL Enterprises, Inc., iXL-Richmond, Inc., Tekna, Inc., and the Tekna Shareholders.+

   2.26 Share Sale and Purchase Agreement, dated as of September 7, 1998, by and between iXL Enterprises, Inc., Jens Bley, Manfred Otterbreit,
         Stephan Balzerand Matthias Oelmann.+

   2.27 Agreement and Plan of Merger dated as of September 9, 1998 by and among iXL Enterprises, Inc., iXL-Boston, Inc., Larry Miller
         Productions, Inc., and the LMP Principals.+

   2.28 Agreement and Plan of Merger, dated as of September 10, 1998, by and between iXL Enterprises, Inc., iXL, Inc., Exchange Place Solutions,
         Inc., and the Exchange Place Shareholder.+

   2.29 Agreement and Plan of Merger, dated as of September 18, 1998, by and among iXL Enterprises, Inc., iXL-San Francisco, Inc., Pantheon
         Interactive, Inc., and the Pantheon Shareholders.+

   2.30 Agreement and Plan of Merger, dated as of September 18, 1998, by and among iXL Enterprises, Inc., iXL-Chicago, Inc., Two-Way
         Communications, L.L.C., and the TWC Members.+

   2.31 Agreement and Plan of Merger, dated as of September 22, 1998, by and between iXL Enterprises, Inc., iXL-DC, Inc., NetResponse, L.L.C., and
         Next Century Communications Corp.+

   2.32 Agreement and Plan of Merger, dated as of September 23, 1998, by and among iXL Enterprises, Inc., iXL-Chicago, Inc., Ionix Development,
         Corporation, and the Ionix Shareholder.+

   2.33 Agreement and Plan of Merger, dated as of September 24, 1998, by and between iXL Enterprises, Inc., iXL-Connecticut, Inc., Pequot Systems,
         Inc. and the Pequot Shareholders.+

   2.34 Agreement and Plan of Merger, dated as of October 4, 1999, by and between iXL Enterprises, Inc., iXL-Massachusetts, Inc. and Tessera
         Enterprise Systems, Inc.+++

   3.1   Amended and Restated Certificate of Incorporation.++

   3.2   Amended and Restated Bylaws.++

   4.1   Form of Common Stock Certificate.+

   4.2   Form of Mandatorily Exercisable Common Stock Warrant Agreement.+

   4.3   Form of Class B Convertible Preferred Stock Warrant Agreement.+

   4.4   Form of Class A Common Stock Warrant Agreement.+

   4.5   Form of Class B Common Stock Warrant Agreement.+

   4.6 Investor Stockholders Agreement, dated as of April 30, 1996, as amended.+


 Exhibit
 Number                                Description
 -------                               -----------
   4.7   Third Amended and Restated Stockholders' Agreement.++

   5.1   Opinion of Minkin & Snyder, a Professional Corporation.

  10.1 Employment Agreement between Boxtop Interactive, Inc. and Kevin Wall, dated as of August 1, 1996, as amended, together with related agreements.

  10.2   Employment Agreement dated as of May 1, 1998 between iXL, Inc. and
         William C. Nussey.+

  10.3   Employment Agreement dated August 17, 1998 between iXL, Inc. and David
         Clauson.+

  10.4   Employment Agreement dated November 28, 1999 between Consumer
         Financial Network, Inc. and C.  Cathleen Raffaeli.+

  10.5 iXL Enterprises, Inc. 1996 Stock Option Plan, together with related agreements.+

  10.6 iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan, together with related agreements.+

  10.7   iXL Enterprises, Inc. 1999 Employee Stock Option Plan.+

  10.8   Advisory Agreement dated as of April 30, 1996 by and between IXL
         Holdings, Inc. and Kelso & Company, together with form of amendment.+

  10.9   Consulting Agreement dated as of February 5, 1999 by and between iXL
         Enterprises, Inc. and Kelso & Company.+

  10.10  Promissory Note, dated as of January 14, 1997, made by IXL-Memphis,
         Inc. in favor of First Tennessee Bank National Association, in the original principal amount of $499,000 and agreements related thereto.+

  10.11 Promissory Note, dated as of May 30, 1997, in the principal aggregate amount of $50,000 in favor of the Registrant from Kevin Wall.+

  10.12 Promissory Note, dated as of September 15, 1997, in the principal aggregate amount of $500,000 in favor of U. Bertram Ellis from iXL
         Enterprises, Inc.+

  10.13 Promissory Note, dated as of September 18, 1997, in the principal aggregate amount of $300,000 in favor of James Rocco from iXL
         Enterprises, Inc.+

  10.14 Promissory Note, dated as of September 29, 1997, in the principal aggregate amount of $100,000 in favor of James S. Altenbach from iXL
         Enterprises, Inc.+

  10.15 Promissory Note, dated as of October 10, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.16 Promissory Note, dated as of October 30, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.17 Promissory Note, dated as of November 25, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.18 Promissory Note, dated as of December 3, 1997, in the principal aggregate amount of $1,300,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.19 Promissory Note, dated as of June 19, 1998, in the principal aggregate amount of $4,000,000 in favor of Deborah Hicks Ellis from iXL
         Enterprises, Inc. and certain of its subsidiaries and related agreements.+

  10.20 Promissory Note, dated as of July 20, 1998, in the principal aggregate amount of $2,000,000 in favor of U. Bertram Ellis, Jr. from iXL
         Enterprises, Inc.+

  10.21 Credit Agreement, dated as of July 29, 1998, as amended and restated as of November 30, 1998, among iXL Enterprises, Inc., the Lenders party thereto and The Chase Manhattan Bank as Administrative Agent and related agreements.+

  10.22  Promissory Note, dated as of September 18, 1998, between David Clauson
         (as Maker) and iXL Enterprises, Inc. together with Stock Pledge
         Agreement.+

  10.23 Subscription Agreement for Common Stock dated April 12, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis, Jr.+


 Exhibit
 Number                                Description
 -------                               -----------
  10.24  Subscription Agreement for Common Stock dated April 12, 1996 between
         iXL Enterprises, Inc. and James S. Altenbach.+

  10.25  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 30, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis,
         Jr.+

  10.26  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 30, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis,
         Jr., James V. Sandry and James S. Altenbach.+

  10.27  Subscription Agreement for Class A Convertible Preferred Stock dated
         June 3, 1996 between iXL Enterprises, Inc. and James S. Altenbach.+

  10.28  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and Kelso Investment
         Associates V, L.P.+

  10.29  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and Kelso Equity Partners
         V, L.P.+

  10.30  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and U. Bertram Ellis, Jr.+

  10.31  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and James S. Altenbach.+

  10.32  Intentionally Omitted.

  10.33  Subscription Agreement for Class A Convertible Preferred Stock dated
         August 25, 1998 between iXL Enterprises, Inc. and William C. Nussey.+

  10.34  Subscription Agreement for Class A Convertible Preferred Stock dated
         September 18, 1998 between iXL Enterprises, Inc. and David Clauson.+

  10.35  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video Library, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video Library, Inc. (contained in Exhibit 2.1).+

  10.36  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video, Inc. (contained in Exhibit 2.2).+

  10.37  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Entrepreneur Television, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of, Entrepreneur Television, Inc. (contained in Exhibit 2.3).+

  10.38  Agreement and Plan of Merger, dated May 30, 1997, by and among iXL
         Enterprises, Inc., iXL Merger Corp. III, Inc., Boxtop Interactive,
         Inc., and the Stockholders of Boxtop Interactive, Inc. (contained in
         Exhibit 2.9).+

  10.39  Securities Purchase Agreement, dated December 17, 1997, among iXL
         Enterprises, Inc. and Chase Venture Capital Associates, L.P., Flatiron
         Partners, LLC and Greylock IX Limited Partnership and related agreement.+

  10.40  Warrant Agreement, dated as of December 17, 1997, by and among iXL
         Enterprises, Inc., Chase Venture Capital Associates, L.P., Flatiron
         Partners, L.L.C., and Greylock IX Limited Partnership.+

  10.41  Securities Purchase Agreement, dated December 23, 1997, among iXL
         Enterprises, Inc. and General Electric Capital Corporation.+

  10.42 Warrant Award Agreement dated as of December 23, 1997 by and between iXL Enterprises, Inc. and General Electric Capital Corporation.+

  10.43  Warrant Agreement, dated as of December 23, 1997, by and between iXL
         Enterprises, Inc. and General Electric Capital Corporation.+

  10.44  Warrant Award Agreement dated as of March 12, 1998 by and between iXL
         Enterprises, Inc. and Chase Venture Capital Associates, L.P., and related agreement.+


 Exhibit
 Number                                Description
 -------                               -----------
  10.45  Securities Purchase Agreement, dated March 30, 1998, between iXL
         Enterprises, Inc. and Kevin Wall for the purchase of shares of iXL
         Enterprises, Inc.'s Common Stock.+

  10.46  Securities Purchase Agreement, dated August 14, 1998, among iXL
         Enterprises, Inc. and CB Capital Investors, L.P., The Flatiron Fund
         1998/99, LLC, Friends of Flatiron, LLC, and Mellon Ventures II, L.P.+

  10.47  Securities Purchase Agreement, dated January 15, 1999, among iXL
         Enterprises, Inc. and the Purchasers listed therein for the purchase of shares of iXL Enterprises, Inc.'s Class A Convertible Preferred
         Stock.+

  10.48  Stock Purchase Agreement dated November 3, 1998, between Consumer
         Financial Network, Inc. and General Electric Capital Corporation for the purchase of shares of Series A Convertible Preferred Stock, $.01 par value per share, of Consumer Financial Network, Inc.+

  10.49  Warrant Agreement, dated as of November 3, 1998, among iXL
         Enterprises, Inc. and General Electric Capital Corporation.+

  10.50  Stockholders' Agreement dated November 3, 1999 among Consumer
         Financial Network, Inc., iXL Enterprises, Inc. and General Electric
         Capital Corporation.+

  10.51  Guaranty of License Agreement dated April 27, 1998 between Consumer
         Financial Network, Inc. and Charter Federal Savings & Loan Association of West Point, Georgia.+

  10.52  Lease Agreement dated January 8, 1997 between Park Place Emery, L.L.C.
         and iXL, Inc., as amended.+

  10.53  Amended and Restated Registration Rights Agreement dated as of October
         28, 1999 among iXL Enterprises, Inc. and Kelso Investment Associates
         V, L.P., Kelso Equity Partners V, L.P., and certain other stockholders of iXL Enterprises, Inc., together with the First Amendment to such agreement, dated November 2, 1999.*

  10.54  Indemnification Agreement dated June 8, 1999 by and among iXL
         Enterprises, Inc. and the Indemnitees named therein.++

  10.55  Amended and Restated Registration Rights Agreement by and among iXL
         Enterprises, Inc., Consumer Financial Network, Inc., GE Capital Equity
         Investments, Inc., General Electric Pension Trust and General Electric
         Capital Corporation.++

  10.56  Master Services Agreement dated April 7, 1999 by and between iXL-New
         York, Inc. and General Electric Capital Corporation.+

  10.57  Warrant Agreement dated April 7, 1999 by and between iXL Enterprises,
         Inc. and GE Capital Equity Investments, Inc.+

  10.58  Stock Purchase Agreement dated April 7, 1999 by and between Consumer
         Financial Network, Inc., GE Capital Equity Investments, Inc., and
         General Electric Pension Trust.+

  10.59  Securities Purchase Agreement dated April 7, 1999 by and among iXL
         Enterprises, Inc., GE Capital Equity Investments, Inc., and the
         General Electric Pension Trust.+

  10.60  Warrant Agreement dated June 8, 1999 by and between iXL Enterprises,
         Inc. and GE Capital Equity Investments, Inc.++

  10.61  Investor Agreement dated June 8, 1999 by and between GE Capital Equity
         Investments, Inc., the General Electric Pension Trust, iXL
         Enterprises, Inc., and Consumer Financial Network, Inc.++

  10.62  Amended and Restated Stockholders' Agreement among Consumer Financial
         Network, Inc., iXL Enterprises, Inc., GE Capital Equity Investments,
         Inc., the General Electric Pension Trust and General Electric Capital
         Corporation, as amended.++

  10.63  Information Services Agreement dated June 30, 1997 among Consumer
         Financial Network, Inc., CFN Agency, Inc. and Electric Insurance
         Company.+

  10.64 Master Service Agreement dated as of December 31, 1998 by and between iXL, Inc. and Delta Air Lines, Inc.+


 Exhibit
 Number                                Description
 -------                               -----------
  10.65  Warrant Agreement dated December 31, 1998 by and between iXL
         Enterprises, Inc. and Delta Air Lines, Inc.+

 10.66 Letter Agreement for Marketing Services dated May 11, 1999 by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc.+

 10.67   U.S. Purchase Agreement dated as of June 2, 1999 by and among iXL
         Enterprises, Inc. and the underwriters listed therein.++

 10.68 International Purchase Agreement dated as of June 2, 1999 by and among iXL Enterprises, Inc. and the underwriters listed therein.++

 10.69   iXL Enterprises, Inc. 1999B Employee Stock Option Plan.*

 21.1    Subsidiaries of the Company.*

 23.1    Consent of PricewaterhouseCoopers LLP.*
 23.2    Consent of PricewaterhouseCoopers LLP.*

 23.3    Consent of Minkin & Snyder, a Professional Corporation (contained in
         Exhibit 5.1).

 24.1    Power of Attorney.**

 27.1    Financial Data Schedule.+

--------

+ Incorporated by reference to iXL's Registration Statement on Form S-1 (No. 333-71937).
++ Incorporated by reference to iXL's Registration Statement on Form S-4 (No.
   333-81731).
+++ Incorporated by reference to iXL's Form 8-K dated October 12, 1999.
*  Filed previously.

** Included on the signature pages to the initial filing of this Form S-1 filed
   October 12, 1999.

      b. Financial Statement Schedules
      Schedule II--Valuation and Qualifying Accounts

Item 17. Undertakings.

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

  (1) For purposes determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 18, 1999.

                                          iXL Enterprises, Inc.,
                                          a Delaware corporation

                                               /s/ M. Wayne Boylston
                                          By: _________________________________
                                             Name:M. Wayne Boylston
                                             Title:Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ U. Bertram Ellis, Jr.*       Chief Executive Officer
______________________________________  (Principal Executive
        U. Bertram Ellis, Jr.           Officer)

        /s/ M. Wayne Boylston          Chief Financial Officer     November 18, 1999
______________________________________  (Principal Financial
          M. Wayne Boylston             Officer)

        /s/ Jeffrey T. Arnold*         Director
______________________________________
          Jeffrey T. Arnold

       /s/ Frank K. Bynum, Jr.*        Director
______________________________________
         Frank K. Bynum, Jr.

        /s/ Jerome D. Colonna*         Director
______________________________________
          Jerome D. Colonna

        /s/ William C. Nussey*         Director
______________________________________
          William C. Nussey


              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Thomas G. Rosencrants*      Director
______________________________________
        Thomas G. Rosencrants

      /s/ Jeffrey C. Walker*           Director
______________________________________
        Jeffrey C. Walker

       /s/ Thomas R. Wall, IV*         Director
______________________________________
         Thomas R. Wall, IV

        /s/ Gary C. Wendt*             Director
______________________________________
          Gary C. Wendt

        /s/ M. Wayne Boylston          Director                   November 18, 1999
______________________________________
       *By: M. Wayne Boylston
           Attorney-in-Fact
